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CONSULTING  SERVICES AGREEMENT

                                                                   EXHIBIT 10.30

         This AGREEMENT (this "Agreement") dated December 14, 1998, but effective as of January 1, 1999 (the "Effective Date") between CHARLES L. COONEY, Ph.D., with an address at 35 Chestnut Place, Brookline, Massachusetts, 02146 (Consultant"), and GENZYME CORPORATION, a Massachusetts corporation having an office and principal place of business at One Kendall Square, Cambridge, Massachusetts 02139 ("Genzyme").

WITNESSETH:

         WHEREAS, Consultant has knowledge, expertise and experience in chemical and biochemical engineering, manufacturing processes and operations management;

         WHEREAS, Genzyme manufactures a variety of therapeutic, surgical, diagnostic and pharmaceutical products;

WHEREAS, Consultant is willing to provide counseling, planning, recommendations and assistance to Genzyme with respect to Genzyme's business operations and manufacturing processes, including technical reviews of current and prospective development projects, evaluations and benchmarking studies of systems and procedures, advice concerning Genzyme planning and staffing, and other forms of assistance relating to Genzyme's manufacturing and operations; and

WHEREAS, Genzyme desires to engage Consultant as an independent contractor to consult to Genzyme regarding the matters described above.

NOW, THEREFORE, in consideration of the premises and the covenants and undertakings set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Consulting Services.

         (a) Genzyme hereby engages Consultant as an independent contractor to provide Consulting Services (as hereafter defined) for Genzyme with respect to the Transactions. As used herein, the term "Consulting Services" shall include the provision of technical and business advice regarding Genzyme's business operations, technology development and manufacturing processes, including in particular but without limitation, the projects set forth on Exhibit A attached hereto.

         (b) Consultant agrees to make himself available and, if requested, to provide not less than fifteen (15) business days (each business day to consist of 8 hours devoted to the conduct of the Consulting Services) of Consulting Services each year during the term of this Agreement as requested by Genzyme. Each Genzyme request (which may be provided orally or in writing) shall include a description of the requested Consulting Services, the number of consulting hours anticipated to complete the requested
Consulting Services, the proposed dates and times of the Consulting Services and the location for delivery of the Consulting Services. Consultant shall use his best efforts to provide the Consulting Services in accordance with Genzyme's request; nonetheless, if the date and location of the requested Consulting Services conflict with activities previously scheduled by Consultant or are otherwise not reasonably convenient for the Consultant, the Consultant may reasonably decline to provide the Consulting Services on the proposed dates and may suggest alternative scheduling which is subject to Genzyme's approval.

2. Compensation for Consulting Services.

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         (a) Genzyme shall pay Consultant an annual fee equal to $30,000, payable quarterly in four equal installments of $7,500 within 20 business days after the end of each calendar quarter. If Consultant works in excess of 15 business days during the year, Genzyme shall pay Consultant a fee at a rate of $2,000 per day, and for partial days at a rate of $250.00 per hour.

         (b) Genzyme shall reimburse Consultant for all reasonable out-of-pocket expenses reported by Consultant, provided, that such expenses are confirmed by appropriate supporting documentation as Genzyme may from time to time require and approved by Genzyme. Expenses subject to reimbursement shall include, but shall not be limited to, costs incurred by Consultant for travel, lodging, meals, office supplies and other costs directly related to the provision the Consulting Services. Reasonable efforts should be made by Consultant to arrange and book travel in advance to obtain the most cost effective travel pricing available. In addition to other reasonable travel policies that may be established by Genzyme from time to time, for air travel flights of less than six (6) hours Genzyme reimbursement shall be limited to coach class fares, and for air travel flights greater than six (6) hours Genzyme reimbursement shall be limited to business class fares.

3. Independent Contractor Status.

         It is understood and agreed between the parties that during the period Consultant renders Consulting Services hereunder, all of his activities shall be undertaken and performed as an independent contractor. Consultant shall have no rights to receive any employee benefits, such as health and accident insurance, sick leave or vacation, which are afforded by Genzyme to regular employees. Consultant shall not in any way represent himself or herself to be an employee, partner, joint venturer, agent or officer of or with Genzyme. Genzyme shall not be responsible for the Consultant's acts while the Consultant is performing the Consulting Services, whether on Genzyme's premises or elsewhere, and the Consultant will not have authority to speak for, represent or obligate Genzyme in any way without additional prior written authority.

4. Assignments and Subcontracts.

         Neither party may assign this Agreement to another person or entity without the express written permission of the other party; provided, however, that Genzyme may assign this Agreement to an affiliated company in connection with a merger, consolidation or sale of all or substantially all of the assets. If assignment is permitted, all of the conditions of this Agreement shall remain in effect for the future assignee for the entire term of this Agreement. Permission to assign shall not be unreasonably withheld or delayed.

5. Confidential Proprietary Information.

         Both parties acknowledge that each owns or is entrusted with and use confidential and proprietary information which may include, without limitation, computer programs, inventions, discoveries, tools, machines, articles of manufacture, mechanisms, jigs, fixtures, methods, processes, compositions, mixtures, formulas, designs, techniques of production, manufacture or assembly, know-how, show-how, trade secrets, patent applications, technical data or specifications, testing methods, information which concerns their financial affairs, marketing practices, internal policies and procedures, research and development activities, products, contracts, suppliers or customers ("Confidential Information"). The parties acknowledge that during the performance of this Agreement, each may become privy to the Confidential Information of the other or its affiliates. Notwithstanding the foregoing, both parties agree that neither obtains any title to or interest or license in such Confidential Information of the other, and that all such Confidential Information is owned exclusively by its respective owner.

        (a) Restrictions on Use and Disclosure. Each of the parties shall use the Confidential Information of the other solely for the purposes set forth in this Agreement. Each party shall maintain in strict confidence

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the Confidential Information of the other, except that Genzyme may disclose or permit disclosure of Consultant's Confidential Information to its directors, officers, employees and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes set forth in this Agreement. During the term of this Agreement, and for a period of five (5) years thereafter, irrespective of the manner of or reason for termination of this Agreement, neither party shall disclose, divulge, publish to others or use in any manner any such Confidential Information of the other without the prior written consent of the other. Upon the expiration or termination of this Agreement, each party shall return to the other party all originals, copies and summaries of documents, materials and other tangible manifestations of Confidential Information in the possession or control of such party, except that each party may retain one copy of such Confidential Information in the possession of its legal counsel for purposes of monitoring its obligations under this Agreement. Both parties further acknowledge that any unauthorized disclosure or use of Confidential Information of the other would substantially and irreparably damage and impair the business of the other; therefore, the other party shall have, in addition to any remedies available at law, the right to obtain equitable relief to enforce the provisions of this Section 6.
        (b) Subject Matter Excluded From Restrictions. The foregoing proscription against use, disclosure and copying by one party (the "Receiving Party") does not apply to information or data of the other party (the "Disclosing Party") which (i) can be shown by written documents to have been known by the Receiving Party prior to disclosure hereunder other than as a result of some breach of the Disclosing Party's rights in and to such confidential proprietary information; (ii) is available in published print or is otherwise known to the public, unless published or made known as a result of some act of omission of the Receiving Party; (iii) can be shown by written documents to have been obtained by the Receiving Party in writing from a third party who did not wrongfully acquire such information or data from the Disclosing Party and who has no obligation of confidentiality to the Disclosing Party with respect to such information; (iv) can be shown by written documents to have been independently developed by the Receiving Party or its affiliates without breach of any of the provisions of this Agreement; or (v) is disclosed by the Receiving Party pursuant to a subpoena lawfully issued by a Genzyme or governmental agency, provided that such party notifies the Disclosing Party immediately upon receipt of any such subpoena.

         (c) Additional Obligations of Consultant. The Consultant agrees not to disclose to representatives of Genzyme any information which is secret or confidential information belonging to a third party or with respect to which the Consultant is under an obligation to a third party not to disclose. Similarly, if during the term of this Agreement, the Consultant discloses any ideas to Genzyme which were conceived prior to the term of this Agreement or are outside the scope of the consultancy under this Agreement, Genzyme shall have no liability to the Consultant because of his use of such ideas, except that this shall not be construed as a license under any valid patent now or hereafter issued thereon. The Consultant has not brought and will not bring to Genzyme or use in the performance of this Agreement any materials or documents of any current or former employer which are not generally available to the public, unless the Consultant shall have obtained written authorization from such employer for the possession and use of such materials or documents.

6. Non-Competition and Conflicting Obligations

(a) Non-Competition. During the term of this Agreement the Consultant shall not enter into a consulting arrangement with any other person or entity which is engaged in any business or activity similar to or competitive with the business or products of Genzyme unless such arrangement has been approved by Genzyme in writing and signed by an appropriate representative of Genzyme. It shall not be considered a competitive activity within the meaning of this Section 7 for the Consultant to be a member of the faculty or staff of a university, college or other educational or non-profit research institution.

(b) Conflicting Obligations. The Consultant represents that the Consultant is presently under no obligation to any third party (including without limitation any governmental body and others with whom the

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Consultant consults) which would prevent the Consultant from carrying out his duties and obligations under this Agreement or which is inconsistent with the provisions contained herein. The Consultant agrees not to enter into any agreement (either oral or written) in conflict with this Agreement.

7. Compliance with Policies and Regulations.

In performing the Consulting Services, the Consultant shall comply with all business conduct, regulatory and health and safety guidelines or regulations established by Genzyme or any governmental authority that may be applicable to the Consulting Services.

8. Requisite Authority.

         Each party warrants and represents to the other that he, she or it has the right to enter into and fully perform this Agreement, and that, to the best of that party's knowledge, the performance of their respective obligations under this Agreement will not violate any applicable law, rule or regulation, or any contract with a third party. Each party warrants to the other that he or it has the requisite power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. Each party warrants that this Agreement has been duly and validly executed and constitutes a valid and binding obligation, enforceable in accordance with the terms of this Agreement.

9. Term and Termination.

         (a) Term and Renewal. Unless earlier terminated, the initial term of this Agreement shall be for a period of one (1) year from the Effective Date hereof. The term of this Agreement may be extended at the end of its initial term and any subsequent renewal term for an additional one (1) year period by written agreement of Consultant and Genzyme executed and delivered by both parties prior to the end of the initial term or any renewal term, as the case may be.

         (b) Termination by Mutual Consent. The parties may terminate this Agreement without cause upon the mutual written consent of the parties.

         (c) Termination for Breach. In the event that either party commits a material breach of any of the terms herein, the non-breaching party must then give ten (10) days written notice to the breaching party, specifically setting forth the nature of the complained of breach. If the breach is not satisfactorily cured within the ten (10) day period, then the Agreement will be deemed terminated; provided, however, that all monies due hereunder as of the date of the termination will remain due and owing, under a complete and full post-termination accounting and payment, within forty-five (45) days of said termination date.

        (d) Grounds For Immediate Termination. If either party becomes bankrupt or insolvent, or if either party's business is placed in the hands of a receiver, assignee or trustee, whether by that party's voluntary act or otherwise, this Agreement shall immediately and automatically terminate.

         (e) Effect of Termination. Upon termination of this Agreement, neither party shall have any further obligations under this Agreement, except (i) the liabilities accrued through the date of termination, and (b) the obligations which by their terms survive termination. The provisions of Section 9 and this
Section 10(e) shall survive the expiration or termination of this Agreement.

10. Succession.

         This Agreement shall inure to the benefit of and be binding upon the heirs, lawful assigns, successors, and legal representatives, as the case may be, of the undersigned parties. The operation of this Section 17 is subject to
Section 6 of this Agreement.

11. Ownership of Work Product. Any products, methods, approaches or ideas made or conceived by Consultant in connection with or during the performance of the consulting services under this Agreement,

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whether developed alone or in conjunction with Genzyme, shall be the property of
Genzyme, free of any restrictions of any kind maintained or asserted by you or any third party.

12. Notices.

         All notices contemplated herein shall be deemed sufficient when given or made in writing and personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid) or by the so-called next business day service of an overnight carrier of national reputation (with evidence of delivery) to the receiving party and his, her or its representative at the addresses set forth below, or at such further addresses as may be hereafter specified in writing:

To Consultant:

                  Charles L. Cooney, Ph.D.
                  35 Chestnut Place
                  Brookline,  MA  02192

To Genzyme:

                  Genzyme Corporation
                  One Kendall Square
                  Cambridge, MA  02139

                           Attn:  Frank Ollington, Ph.D.

13.      Waiver.

A waiver by either party of any term or condition of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligations or agreement to either party.

14.      Captions.

Titles or captions of sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

15.      Governing Law.

         This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict or choice of law provisions thereof.

16.      Severability.

         Any provisions of this Agreement that in any way contravenes any provision of applicable law shall, to the extent that the law is contravened, be considered severable and not applicable and shall not alter or affect any other provision or provisions of this Agreement.

17. Entire Agreement/Amendments.

         This Agreement, together with the exhibits hereto, constitutes the entire Agreement between the parties, and supersedes in all respects any and all agreements between the parties, whether active or inactive, verbal or written, and there are no representations or understandings between the parties not set

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forth herein. This Agreement may be amended, modified or otherwise changed only by an instrument in writing, executed by the parties, and no waiver, alteration or modification of any of the provisions hereof shall be binding upon a party unless in writing and signed by such party or his, her or its duly authorized representative.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CHARLES L. COONEY, Ph.D.            GENZYME CORPORATION

/s/ Charles L. Cooney                      By: /s/ Frank Ollington
    (signature)                                Frank Ollington, Ph.D.
                                               Senior Vice President, Operations

rwhesslein
Kendall\consult\cooney

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Exhibit A

CONSULTING SERVICES PROJECTS

Participate in technical reviews of Genzyme's hyaluronic acid development projects (cost reduction, new formulations, manufacturing improvements, etc.) and support hyaluronic acid manufacturing strategic planning.

Work with Genzyme's Operations Management group to identify suitable metrics of performance for operations; to compare performance to appropriate biotechnology and pharmaceutical companies for benchmarking purposes.

Participate in one or both of Genzyme's semi-annual Technology Development reviews.

Review and evaluate Genzyme's process for the manufacture of Sevelamer in the United Kingdom.

Give presentation(s) to Genzyme technical and business staff on improving Genzyme's competitive advantage in those industries where Genzyme now produces products.

Participate in discussions on reducing Genzyme's product development cycle time (i.e., time to market).

Assist in identifying an appropriate cell culture product for manufacturing in Genzyme's Allston facility.

Participate in the interviewing and selection of key candidates, and participate in the hiring process.

Provide expert advice on technical issues as these are identified and communicated to you by Genzyme staff (Frank Ollington to resolve appropriateness, urgency, prioritization with the Consultant as necessary).

While undertaking the above, Consultant will endeavor to build into his schedule site visits to Genzyme's United Kingdom facilities (both Kent and Haverhill) and to Genzyme eastern Massachusetts facilities so as to visit as many of these sites as possible at least once per calendar year.